UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Charles & Colvard, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560
(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2011

To the Shareholders of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of Shareholders of Charles & Colvard, Ltd. will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 19, 2011, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect seven members to the Board of Directors;
2.
To amend our Amended and Restated Bylaws to set the size of the Board of Directors at not less than five nor more than ten members, with the number within that range to be determined by the Board of Directors from time to time;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 8, 2011 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

George R. Cattermole
Chairman

April [•], 2011

A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560
(919) 468-0399

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 19, 2011:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, and 2010 Annual Report to Shareholders are available at http://www.irproxy.charlesandcolvard.com.

This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) and all adjournments thereof. The Annual Meeting will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 19, 2011 at 10:00 a.m., Eastern Daylight Savings Time, to conduct the following business and such other business as may be properly brought before the meeting: (1) to elect seven members of the Board of Directors; (2) to amend our Amended and Restated Bylaws (the “Bylaws”) to set the size of the Board at not less than five nor more than ten members, with the number within that range to be determined by the Board from time to time; and (3) to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2011.

The Board of Directors recommends that you vote FOR the election of the director nominees listed in this proxy statement; FOR approval of the amendment to our Bylaws to set the size of the Board at not less than five nor more than ten members, with the number within that range to be determined by the Board from time to time; and FOR ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2011.

This proxy statement and the accompanying proxy card are first being delivered to shareholders on or about April [•], 2011.

Voting Securities

Our common stock, no par value per share, is our company’s only outstanding voting security. The Board of Directors has fixed the close of business on April 8, 2011 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. Shareholders do not have cumulative voting rights. As of April 8, 2011, there were 19,310,531 shares of common stock outstanding.

Voting Procedures

The holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Annual Meeting. Votes “for” and “against,” abstentions, shares that are withheld as to voting with respect to one or more of the director nominees, and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Brokers who are members of the New York Stock Exchange (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to amend our Bylaws and the proposal to ratify the appointment of the independent registered public accounting firm are considered “discretionary” items. This means that brokers may vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposal to elect directors is a “non-discretionary” item. Therefore, brokers that have not received voting instructions from beneficial owners with respect to this proposal may not vote in their discretion on behalf of such beneficial owners.

Under North Carolina law and our Bylaws, and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.

Under our Bylaws, the proposal to amend our Bylaws to set the size of the Board at not less than five nor more than ten members, with the number within that range to be determined by the Board from time to time, requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. Therefore, abstentions will have the same effect as negative votes for this proposal and a large number of abstentions could prevent the approval of this proposal.

Under our Bylaws, the proposal to ratify the appointment of BDO as the independent registered public accounting firm for the year ending December 31, 2011 will be approved if the number of shares voted in favor of such proposal exceeds the number of shares voted against the proposal. Abstentions will not count as votes cast and will not affect the outcome of this proposal.

Under North Carolina law, our shareholders are not entitled to appraisal rights with respect to any of the proposals in this proxy statement.

Voting of Proxies

The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by our Corporate Secretary prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted “for” the election of the persons nominated to serve as the directors of our company and named in this proxy statement, “for” the proposal to amend our Bylaws to set the size of the Board at not less than five nor more than ten members, with the number within that range to be determined by the Board from time to time, and “for” the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2011 and in such manner as the proxies named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to our Corporate Secretary, by attending the Annual Meeting and giving notice of his or her intention to vote in person, or by executing and delivering to us a proxy bearing a later date.

Expenses of Solicitation

We will bear the entire cost of the solicitation of proxies from our shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers, and employees may solicit proxies on behalf of our company in person, by telephone, or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board, through reports and analyses prepared by our management, and in discussions with our management.

Our Bylaws currently provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members, the terms shall be staggered. The seven persons named below have been recommended by our Nominating and Governance Committee and approved by the Board to be nominated as candidates to serve on the Board of Directors until the 2012 Annual Meeting of Shareholders or until his successor is elected and qualified, or until his death, resignation, removal, or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the proxies named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Board of Directors.

Nominees for Election as Directors

Name	Age	Position(s) with Charles & Colvard, Ltd.	Director Since
George R. Cattermole	69	Chairman of the Board	May 2008
H. Marvin Beasley	67	Director	November 2009
Steven M. Larkin	52	Director	February 2011
Dr. Charles D. Lein	69	Director	June 2009
Randall N. McCullough	58	Director, President and Chief Executive Officer	May 2010
Ollin B. Sykes	60	Director	May 2008
David B. Barr	47	Director Nominee	-

George R. Cattermole has served as a director of our company since May 2008 and as Chairman of the Board since February 2009. Mr. Cattermole also served as our Interim Chief Executive Officer from July 2009 through November 2009. Since May 2005, he has served as Chairman of the Board of Directors of Outlast Technologies Inc. (“OTI”), a Boulder, Colorado technology company that provides “phase change materials” to the fiber, textile, bedding, and apparel markets worldwide. In addition, Mr. Cattermole served as President and Chief Executive Officer of OTI from October 2000 to May 2005. After attending University of Santa Clara and University of Colorado, Mr. Cattermole joined E.I. DuPont in 1966 where he held a variety of operating, business leader, and corporate assignments, retiring in 1999 as head of Corporate Marketing. Our Board has determined that Mr. Cattermole’s leadership experiences, including service as our Chairman of the Board and our Interim Chief Executive Officer, and his background in global operations and marketing qualify him to serve on the Board of Directors.

H. Marvin Beasley has served as a director of our company since November 2009. In 2009, Mr. Beasley retired from Helzberg Diamonds (“Helzberg”), a retail jewelry store chain, where he had served as Chief Executive Officer since 2004. From 2000 to 2004, Mr. Beasley was President and Chief Operating Officer of Helzberg, responsible for merchandising and marketing, distribution, and store operations. He started at Helzberg in 1989 as Senior Vice President of Merchandising and Distribution. Mr. Beasley began his retail jewelry career in 1965 as a Store Manager for Gunst Corporation. Our Board has determined that Mr. Beasley’s extensive experience in the retail jewelry industry, including service as the Chief Executive Officer of Helzberg, qualifies him to serve on the Board of Directors.

Steven M. Larkin has served as a director of our company since February 2011. Since January 2010, Mr. Larkin has served as Senior Vice President, Direct, of Golfsmith International Holdings, Inc. (“Golfsmith”), a specialty retailer of golf and tennis equipment, apparel, and accessories. From November 2009 to January 2010, he was a consultant to Golfsmith. From August 2008 to June 2009, Mr. Larkin served as Executive Vice President,

Chief Marketing and E-Commerce Officer at Zale Corporation, a specialty retailer of diamonds and other jewelry products. He was Zale Corporation’s Senior Vice President, Brand Marketing and E-Commerce, from February 2008 to August 2008 and its Senior Vice President, Direct to Consumer, from January 2006 to February 2008. Before joining Zale Corporation, Mr. Larkin served in a variety of e-commerce and marketing-related executive positions with various companies in the retail industry for over 20 years, including ShopNBC, The Fingerhut Corporation, and Federated Department Stores/Macy’s, Inc. Our Board has determined that Mr. Larkin’s extensive e-commerce and marketing experience and his understanding of the jewelry industry qualify him to serve on the Board of Directors.

Dr. Charles D. Lein has served as a director of our company since June 2009. In 2009, Dr. Lein retired from Stuller, Inc. (“Stuller”), a manufacturer and distributor of jewelry and jewelry-related products, where he had served as President and Chief Operating Officer since 1994. From 1982 to 1994, Dr. Lein served as Chairman, President and Chief Executive Officer of Black Hills Jewelry Manufacturing Co. in Rapid City, South Dakota, where he was responsible for all operations, including the development of substantial domestic and international markets and account relationships with thousands of independent jewelry retailers and almost all major retail jewelry chains. Prior to the jewelry industry, Dr. Lein held various positions in education, including Dean of the College of Business at Boise State University, and became the youngest state university president in the United States when he was appointed President of The University of South Dakota in 1977. Dr. Lein has served on a wide range of business and education boards including Albertson’s Inc., where he served for 28 years. Our Board has determined that Dr. Lein’s substantial experience in the jewelry industry, including his service as President and Chief Operating Officer of Stuller, and his broad range of past board memberships qualify him to serve on the Board of Directors.

Randall N. McCullough has served as our President and Chief Executive Officer since November 2009 and as a director of our company since May 2010. Prior to joining us, Mr. McCullough served as President and Chief Executive Officer of Samuels Jewelers, Inc. (“Samuels Jewelers”) from 1998 to 2009. He began at Samuels Jewelers as Senior Vice President of Merchandising and Marketing in 1997. Prior to Samuels Jewelers, Mr. McCullough was President and Chief Executive Officer of Silverman’s Factory Jewelers, a retail jewelry chain. Mr. McCullough began his career with A.A. Friedman Company, a privately held retail jewelry store chain that grew from 23 stores to over 120 stores during his tenure. Mr. McCullough is a National Jeweler Retailer Hall of Fame inductee and has served as Chairman of the Diamond Council of America, a Committee Chairman of the Gemological Institute of America, and a Director of the Jewelers Summit Advisory Council. Our Board has determined that Mr. McCullough’s knowledge and experience in the retail jewelry industry, including his service as President and Chief Executive Officer of Samuels Jewelers, qualifies him to serve on the Board of Directors.

Ollin B. Sykes has served as a director of our company since May 2008. Since 1984, he has served as the President of Sykes & Company, P.A., a regional accounting firm specializing in accounting, tax, and financial advisory services. Mr. Sykes earned his Bachelor of Science degree in accounting at Mars Hill College and is a Certified Public Accountant, a Certified Information Technology Professional, and a Certified Management Accountant. Mr. Sykes served as a director of Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), a financial holding company operating in North Carolina, Maryland eastern shore, and Virginia, from December 2008 until December 31, 2010. He currently serves as a director of Bank of Hampton Roads, a wholly owned subsidiary of Hampton Roads Bankshares, Inc. Our Board has determined that Mr. Sykes’s background in accounting and finance and his accounting certifications qualify him to serve on the Board of Directors.

David B. Barr currently serves on the boards of various restaurant companies that are owner operators or franchisees, including Chairman of PMTD Restaurants LLC since September 1998, Chairman of the Board of Directors of Rita Restaurants LLC since May 2005, and as a member of the Board of Directors of Del Frisco’s Restaurant Group, LLC, Mrs. Fields Original Cookies, Inc., and Bistro Restaurant Group. Mr. Barr was previously the Chairman of the Board of Samuels Jewelers from November 2000 to December 2007 and a member of the Board of Directors of Samuels Jewelers from January 2008 to December 2008. Since September 1998, Mr. Barr has provided consulting and valuation services for small- and mid-cap companies and investment firms.  From June 1994 to September 1998, Mr. Barr served as Chief Financial Officer and then President and Chief Executive Officer of Great American Cookie Company, Inc. Mr. Barr began his career at Price Waterhouse in 1986. Our Board has determined that Mr. Barr’s extensive experience with retail and franchise businesses, as well as his service as Executive Chairman of Samuels Jewelers, qualifies him to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Director Not Standing for Re-election

On March 25, 2011, Laura C. Kendall, age 59, notified the Board of her decision not to stand for re-election at the Annual Meeting. Ms. Kendall has served as a director of our company since May 2003. Since February 2008, Ms. Kendall has been the President of Tanner Companies, LLC, which designs and manufactures women’s high fashion luxury apparel under the brand name Doncaster, for sale through a national network of consultants. While at Tanner Companies, LLC, Ms. Kendall also served as Chief Operating Officer from January 2007 to January 2008 and Chief Financial Officer from April 2003 to December 2006. From February 2002 to April 2003, she was the Chief Executive Officer of CFOdynamics LLC, which provided financial advisory services to middle market businesses. Ms. Kendall is a member of the Board of Directors of Bank of Commerce, a bank organized under the laws of the State of North Carolina. Ms. Kendall earned her Bachelor of Business Administration degree from Western Michigan University and received a Certified Public Accountant license in Michigan. Our Board previously determined that Ms. Kendall’s financial background and her business and management experience in the women’s fashion industry, including service as the President of Tanner Companies, LLC, qualified her to serve on the Board of Directors.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that current directors Mr. Beasley, Mr. Cattermole, Ms. Kendall, Mr. Larkin, Dr. Lein, and Mr. Sykes are independent directors in accordance with applicable NASDAQ listing rules. The Board has also determined that Mr. Barr is independent under applicable NASDAQ listing rules. The Board performed a review to determine the independence of its members and the director nominees and made a subjective determination as to each of these independent directors and independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the directors and director nominees with regard to each individual’s business and personal activities as they may relate to us and our management. In particular, the Board considered Mr. Cattermole’s service as Interim Chief Executive Officer during a portion of 2009 and the compensation he received for such service and determined that such service and compensation would not interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors

Pursuant to our Corporate Governance Standards, all directors are expected to attend meetings of the Board and their assigned committees. The Board of Directors meets on a regularly scheduled basis and met six times during the year ended December 31, 2010. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board held during the period that individual was a director and the number of meetings of committees on which that director served that were held during the period of that director’s service. We also expect all directors to attend each annual meeting of shareholders. Six directors, comprising all nominees for election at the 2010 Annual Meeting of Shareholders, attended the 2010 Annual Meeting of Shareholders.

Board Leadership Structure

The Board of Directors has determined that it is in the best interest of our company for our Chairman of the Board to be an independent director at this time. The Board believes that having an independent Chairman of the Board furthers the Board’s goal of providing effective, independent leadership and oversight of our company. Our Chairman of the Board’s responsibilities include establishing Board meeting agendas in collaboration with our Chief Executive Officer and presiding at meetings of the Board and shareholders. The Chief Executive Officer has general supervision, direction, and control of the business and affairs of our company in the ordinary course of its business.

To ensure free and open discussion and communication among the non-management directors, such directors meet regularly in executive session in conjunction with regularly scheduled meetings of the Board. The director who presides at these meetings is chosen by the independent directors. Executive sessions of the independent directors are to occur at least four times a year.

Board’s Role in Risk Oversight

We operate in a complex environment and are subject to a number of significant risks. The Board of Directors works with our senior management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Nominating and Governance Committee evaluates whether the composition of the Board of Directors is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities. These discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of these committees is governed by a formal written charter approved by the Board, copies of which are available on our website at www.charlesandcolvard.com. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of these standing committees and their composition.

Audit Committee

The Audit Committee, established in October 1997, represents and assists the Board in its general oversight of our company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Audit Committee has the authority to, among other things, (i) appoint an independent registered public accounting firm to serve as our external auditor; (ii) review and discuss with such auditor the scope, timing, and results of its audit; (iii) review and discuss with management and the independent registered public accounting firm our internal control over financial reporting and related reports; (iv) review and approve all “related person” transactions, as that term is defined in Item 404 of Regulation S-K; and (v) review our annual financial statements and approve their inclusion in our Annual Report on Form 10-K. The Audit Committee, which held 10 meetings in 2010, is composed of Mr. Sykes (Chairperson), Mr. Beasley, Ms. Kendall, and Dr. Lein. Upon his election to the Board, Mr. Barr will replace Ms. Kendall on the Audit Committee.

The Board of Directors has determined that each of the members of the Audit Committee is an independent director and that Mr. Barr is also independent, in accordance with applicable NASDAQ listing rules and the additional independence rules for audit committee members promulgated by the Securities and Exchange Commission (the “SEC”). Each member is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Sykes, Ms. Kendall, and Dr. Lein are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board also determined that Mr. Barr meets the criteria of an “audit committee financial expert.”

Compensation Committee

The Compensation Committee, established in October 1997, carries out the overall responsibility of the Board relating to executive compensation, evaluation, and development. The Compensation Committee has the authority to, among other things, (i) review and approve the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive compensation, and equity compensation; (ii) review and approve the evaluation process and compensation structure for our officers and approve their annual compensation, including salary, bonus, incentive compensation, and equity compensation, and any special or supplemental benefits; (iii) review and administer our company’s incentive and equity compensation plans and recommend changes in such plans to the Board as needed; and (iv) evaluate and make recommendations to the Board concerning the compensation for directors, including if applicable, equity-based compensation. Each of the members of the Compensation Committee is an independent director in accordance with NASDAQ listing rules. The Compensation Committee, which held two meetings in 2010, is composed of Ms. Kendall (Chairperson), Dr. Lein, and Mr. Sykes. Upon re-election to the Board at the Annual Meeting, Mr. Beasley will replace Ms. Kendall as Chairperson of the Compensation Committee. Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during 2010.

In 2010, the Compensation Committee utilized the 2008-2009 National Association of Corporate Directors (“NACD”) Director Compensation Report to review and establish our company’s 2010 director compensation. The NACD report served as a market check to ensure that our director compensation was commensurate with director compensation at companies of similar industry and geographic region. The Compensation Committee, in collaboration with the full Board, assessed market conditions in establishing compensation to recruit its new executive officers in 2009, including the consideration of recommendations by a third-party search firm with respect to Mr. McCullough’s compensation. The Compensation Committee did not engage a compensation consultant during 2010 and did not consult with any executive officer in setting 2010 director and executive compensation.

Nominating and Governance Committee

The Nominating and Governance Committee, established in December 2003, is responsible for, among other things, (i) screening and recommending qualified candidates for election and appointment to the Board; (ii) recommending to the Board from time to time an appropriate organizational structure (including size and composition) for the Board; (iii) reviewing from time to time the appropriate qualifications, skills, and characteristics required of directors; (iv) developing procedures to receive and evaluate Board nominations received from shareholders and other third parties; (v) periodically reviewing and reassessing the adequacy of our company’s corporate governance; conflicts of interest; and business ethics policies, principles, codes of conduct, and guidelines; and formulating and recommending any proposed changes to the Board; and (vi) conducting an annual review of the effectiveness of the Board and its committees and presenting its assessment to the full Board. Each of the members of the Nominating and Governance Committee is an independent director in accordance with NASDAQ listing rules. The Nominating and Governance Committee, which held one meeting in 2010, is composed of Dr. Lein (Chairperson), Mr. Cattermole, and Mr. Sykes. Upon re-election to the Board at the Annual Meeting, Mr. Larkin will replace Mr. Sykes on the Nominating and Governance Committee.

Director Nominations

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered to or mailed and received at our principal executive office not fewer than 60 days and not more than 90 days prior to the anniversary date of the notice date with respect to the previous year’s annual meeting of shareholders. In the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, notice must be received no earlier than 90 days prior to such annual meeting or special meeting and no later than 60 days prior to such annual meeting or special meeting, or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Chief Executive Officer will provide the Nominating and Governance Committee with a copy of any such notification received by us from a shareholder purporting to nominate a candidate for election as a director. Any shareholder wishing to submit a nomination for a director of our company should send the nomination to the Chief Executive Officer, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

When submitting a nomination to us for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (vi) such additional information relating to such person as is deemed sufficient by the Board to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the Board or applicable law or listing standard. The shareholder also must provide the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; the class and number of shares of our company which are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting. Shareholder nominations for a director must be made in a timely manner and otherwise in accordance with our Bylaws and applicable law.

It is the policy of our company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members, shareholders, and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Standards and include, but are not limited to (i) judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, ages, experiences, and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of our company. After this evaluation process is concluded, the Nominating and Governance Committee recommends nominees to the Board for further consideration and approval.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Mr. McCullough recommended Mr. Barr and Mr. Larkin as prospective candidates for nomination to the Board.

Shareholder Communication with the Board

As set forth in our Corporate Governance Standards, it is the policy of our company and the Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will generally forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Codes of Conduct

The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to persons holding the offices of the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer of our company, and a Code of Business Conduct and Ethics that applies to all of our officers, directors, agents, and representatives (including consultants, advisors, and independent contractors). Each code is available on our website at www.charlesandcolvard.com. We intend to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer by posting such information on our website. Any waivers of either code for any executive officer or director must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

Mr. McCullough served as President and Chief Executive Officer of Samuels Jewelers from 1998 to 2009. On August 4, 2003, Samuels Jewelers filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Samuels Jewelers emerged from bankruptcy proceedings in April 2004.

During 2009 and 2010, we were not a participant in or a party to any related person transactions requiring disclosure under the SEC’s rules.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and BDO USA, LLP, our independent registered public accounting firm;

•
Discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence.

The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

This Report is submitted by the Audit Committee.
Mr. Ollin B. Sykes, Chairperson
Mr. H. Marvin Beasley
Ms. Laura C. Kendall
Dr. Charles D. Lein

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by the Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. McCullough is included in the director nominee profiles set forth above.

Name	Age	Title	Executive Officer Since
Randall N. McCullough	58	President and Chief Executive Officer	November 2009
Timothy L. Krist	43	Chief Financial Officer and Treasurer	June 2009
Thomas G. Pautz	45	Vice President, Sales & Marketing	December 2009

Timothy L. Krist has served as our Chief Financial Officer and Treasurer since June 2009. Mr. Krist previously served as Chief Financial Officer of Smart Online, Inc., a publicly traded company that develops and markets software products and services targeted to small businesses that are delivered via a Software-as-a-Service model, from July 2008 to May 2009. Prior to his employment at Smart Online, Inc., Mr. Krist was employed by KB Home, a national homebuilder, as Director of Finance from January 2006 to June 2008 and as Finance Manager from August 2004 to December 2005. Mr. Krist has also worked with the public accounting firm of Deloitte & Touche LLP, where he was a Senior Auditor. He holds a Bachelor of Science degree in Accountancy from Miami University and a Master of Business Administration degree from Arizona State University.

Thomas G. Pautz has served as our Vice President, Sales & Marketing since October 2009. Prior to joining us, Mr. Pautz served as Vice President-U.S. Sales of KTL, a Hong Kong-based jewelry manufacturer with operations in China, from 2002 to 2009. From 1997 to 2002, Mr. Pautz served as Vice President, Sales & Marketing of Jewelstar, a U.S.-based jewelry manufacturer that was acquired by A&A Jewelers, a Toronto, Ontario-based jewelry manufacturer, in 2000. Mr. Pautz holds a Bachelor of Science degree from the University of Minnesota.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the years ended December 31, 2010 and 2009 by our principal executive officer and all other persons who served as “named executive officers” during fiscal 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Randall N. McCullough(3)	2010	$325,000	$-	$-	$148,548	$36,563	$8,385	(4) $	518,496
President and Chief Executive Officer	2009	43,750	-	-	79,762	-	4,756		128,268
Timothy L. Krist(5)	2010	215,000	-	-	-	24,188	3,721	(6)	242,909
Chief Financial Officer and Treasurer	2009	114,529	-	30,000	-	-	-		144,529
Thomas G. Pautz (7)	2010	150,000	22,313	-	-	16,875	36,389	(8)	225,577
Vice President, Sales & Marketing

(1)
The amounts shown in these columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), of the restricted stock awards or option awards, as applicable, granted to each of our named executive officers. The assumptions made in determining these values are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011.

(2)	Reflects short-term incentive awards earned in 2010 under the Charles & Colvard, Ltd. Corporate Incentive Plan (the “CIP”) as described below under “Corporate Incentive Plan.”

(3)	Mr. McCullough became President and Chief Executive Officer on November 5, 2009.

(4)
Consists of reimbursement of commuting expenses, including travel, lodging, and meals, from Mr. McCullough’s residence in another state to our headquarters in North Carolina, travel expenses of Mr. McCullough’s spouse for house-hunting trips to North Carolina, rental payments for an apartment near our offices and associated cleaning services, moving expenses associated with Mr. McCullough’s relocation to North Carolina, and 401(k) plan employer matching contributions.

(5)	Mr. Krist became Chief Financial Officer and Treasurer on June 23, 2009.

(6)	Reflects 401(k) plan employer matching contributions.

(7)	Mr. Pautz became Vice President, Sales & Marketing on October 12, 2009.

(8)
Consists of reimbursement of commuting expenses, including travel, lodging, and meals, from Mr. Pautz’s residence in another state to our headquarters in North Carolina of $24,541; rental payments for an apartment near our offices and associated cleaning services of $8,629; and grossed-up taxes on commuting expenses of $3,219.

Agreements Involving Named Executive Officers

Randy N. McCullough

In connection with Randy N. McCullough’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. McCullough effective as of November 5, 2009. The employment agreement has a term of one year and renews automatically on an annual basis. Under the terms of his employment agreement, Mr. McCullough received an initial annual base salary of $325,000. Beginning in 2010 and for each year thereafter for the term of his employment agreement, Mr. McCullough is entitled to compensation under a mutually agreed upon incentive bonus plan up to 75% of his existing salary, based upon our performance toward achieving targets in a business plan and budget submitted by Mr. McCullough and approved by the Board. In addition, on November 5, 2009, Mr. McCullough was granted an incentive stock option to purchase 189,252 shares of our common stock at an exercise price of $0.58 per share. The option vests over a three-year period, with 25% of the award vesting on the grant date and 25% of the award vesting on each of the following three anniversary dates of the grant date. The employment agreement also provides that Mr. McCullough is entitled to additional incentive stock option grants for 100,000 shares of our common stock on each of the first two anniversary dates of employment with an identical vesting schedule. Mr. McCullough is entitled to receive such benefits as are made available to our other executives, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to our other executives.

We agreed to provide Mr. McCullough with a moving allowance of up to $20,000 as long as his relocation occurred within six months of November 5, 2009. We also agreed to reimburse Mr. McCullough for lodging and travel expenses for a six-month period in accordance with our travel policy.

If Mr. McCullough’s employment is terminated by us by notice of non-renewal or without just cause (as defined in his employment agreement), Mr. McCullough will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in his employment agreement.

If our company experiences a change of control (as defined in his employment agreement), Mr. McCullough may voluntarily terminate his employment for good reason (as defined in his employment agreement) within one year after such change of control and be entitled to receive in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to his base salary at the time of termination for a period of one year from such termination. Any equity-based incentive compensation will fully vest and be immediately exercisable upon a change of control.

During his employment with us and for a period of one year following termination of his employment, Mr. McCullough is prohibited from competing with us or attempting to solicit our customers or executives.

Timothy L. Krist

In connection with Timothy L. Krist’s appointment as Chief Financial Officer and Treasurer, we entered into an employment agreement with Mr. Krist effective as of June 23, 2009. The employment agreement has a term of one year and renews automatically on an annual basis. Under the terms of his employment agreement, Mr. Krist received an initial annual base salary of $215,000. In addition, Mr. Krist is entitled to participate in such incentive equity, cash, and other plans as may be approved by the Board of Directors from time to time for members of management, which included an initial award of 60,000 shares of restricted stock of our company, with all restrictions lapsing on June 15, 2010. Mr. Krist also has the right to receive such benefits as are made available to our other employees, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to our other employees.

If Mr. Krist’s employment is terminated by us by notice of non-renewal or without just cause (as defined in his employment agreement), Mr. Krist will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in his employment agreement. We will also pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for all periods that Mr. Krist receives his termination compensation.

If our company experiences a change of control (as defined in his employment agreement) and Mr. Krist voluntarily terminates his employment for good reason (as defined in his employment agreement) within one year after such change of control, we will (i) pay Mr. Krist in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to his base salary at the time of termination for a period of one year from such termination and (ii) pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for a period of one year, and any unvested equity-based incentive compensation award will immediately vest and become exercisable. Upon the termination of his employment with us, Mr. Krist is prohibited from competing with us or attempting to solicit our customers or employees for a period of one year.

Thomas G. Pautz

On October 12, 2009, we entered into an employment agreement with Thomas G. Pautz. The employment agreement has a term of one year and renews automatically on an annual basis. Under the terms of his employment agreement, Mr. Pautz received an initial annual base salary of $150,000. In addition, Mr. Pautz received an initial stock option award to purchase 30,000 shares of stock of our company, vesting annually over a two-year period, and was entitled to participate on an annual basis in such incentive equity, cash, and other plans as may be approved by the Board of Directors from time to time for members of management up to 100% of his base salary. Mr. Pautz also has the right to receive such benefits as are made available to our other employees, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to our other employees. If it is decided that Mr. Pautz should relocate to Raleigh, North Carolina, we will provide reasonable reimbursement of moving expenses.

If Mr. Pautz’s employment is terminated by us by notice of non-renewal or without just cause (as defined in his employment agreement), Mr. Pautz will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in his employment agreement.

If our company experiences a change of control (as defined in his employment agreement) and Mr. Pautz voluntarily terminates his employment for good reason (as defined in his employment agreement) within one year after such change of control, we will pay Mr. Pautz in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to his base salary at the time of termination for a period of one year from such termination, and any unvested equity-based incentive compensation award will immediately vest and become exercisable. Upon the termination of his employment with us, Mr. Pautz is prohibited from competing with us or attempting to solicit our customers or employees for a period of one year.

Corporate Incentive Plan

The CIP, adopted in early 2010, is designed to provide incentives for the successful execution of both short- and long-term plans that (i) provide significant revenue growth; (ii) maintain and increase the profitability of our company; and (iii) develop the human, fiscal, and physical capacity to enable us to accelerate and maintain growth into the indefinite future. The CIP covers employees who have been recommended by our Chief Executive Officer and expressly designated as eligible employees under the CIP for a given fiscal year by the Compensation Committee. All employees of the Company were designated as eligible employees for fiscal 2010.

The CIP provides for a short-term incentive opportunity payable as a cash award and a long-term incentive opportunity payable as an equity award in the form of stock options issued under the 2008 Stock Incentive Plan (the “2008 Plan”). Each type of award is calculated based on a percentage of each eligible employee’s total base salary. Awards are determined based on the achievement of different levels of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as set by the Compensation Committee of the Board of Directors. A threshold level of EBITDA as determined by the Compensation Committee must be met before any cash or equity awards are made under the CIP. For our executive officers, threshold and maximum cash and equity award opportunities will be set annually by the Compensation Committee based on a certain percentage of each executive officer’s base salary.

Equity awards under the CIP are calculated by dividing the award amount by the closing price of our common stock on the grant date. Equity awards are subject to a vesting schedule of 25% upon the grant date and 25% over each of the following three years, subject to the eligible employee remaining in service to us as an employee, consultant, or director on each of the vesting dates.

Unless otherwise approved by the Compensation Committee, eligible employees must be employed on the date awards are made in order to receive a payout for an award under the CIP. Awards are to be made as soon as practicable upon approval by the Board.

Short-term incentive award payouts for 2010 are reflected in the Summary Compensation Table above. Each named executive officer also received a stock option award under the CIP with a grant date of March 7, 2011 and an exercise price of $3.46 per share in the following amounts: Mr. McCullough, 10,567 shares; Mr. Krist, 6,990 shares; and Mr. Pautz, 4,877 shares.

Outstanding Equity Awards at 2010 Fiscal Year-End

		Option Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Randall N. McCullough	11/5/2009	94,626	94,626	(2) $	0.58	11/5/2019
	11/5/2010	25,000	75,000	(3)	2.13	11/5/2020
Thomas G. Pautz	11/11/2009	20,000	10,000	(4)	0.69	11/11/2019

(1)	Mr. Krist did not hold any outstanding equity awards as of December 31, 2010.

(2)
The option award vested as to 25% of the award on each of November 5, 2009 and November 5, 2010, and the remainder vests at 25% of the award on each of November 5, 2011 and November 5, 2012 subject to Mr. McCullough’s continued service to our company as of such dates.

(3)
The option award vested as to 25% of the award on November 5, 2010, and the remainder vests at 25% of the award on each of November 5, 2011, November 5, 2012, and November 5, 2013 subject to Mr. McCullough’s continued service to our company as of such dates.

(4)
The option award vested as to 33% of the award on each of October 12, 2009 and October 12, 2010, and the remainder vests at 33% of the award on October 12, 2011 subject to Mr. Pautz’s continued service to our company as of such date.

Termination and Change of Control Arrangements

As discussed above in “Agreements Involving Named Executive Officers,” we have entered into agreements with our named executive officers that provide for payments and benefits under specified circumstances to such named executive officers upon termination of employment and/or if we experience a change of control. In addition, the 1997 Omnibus Stock Plan (the “1997 Plan”) and the 2008 Plan each provide for adjustments to or accelerated vesting of equity awards under specified circumstances, as described below.

The 1997 Plan provides that, upon a change of control of our company (as defined in the 1997 Plan), and unless an agreement between a participant and our company or Internal Revenue Code Section 409A or related regulations or guidance requires otherwise, all options outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable. In the event of a merger, share exchange, reorganization, or other business combination affecting us in which the Board of Directors of the surviving or acquiring corporation takes actions which, in the opinion of the committee authorized to make such determination, are equitable or appropriate to protect the rights and interests of participants under the 1997 Plan, the committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis. The Compensation Committee also has the discretion to accelerate the vesting of a participant’s option that is not otherwise exercisable on the participant’s employment termination date.

The 2008 Plan provides that, in the event of a change of control of our company (as defined in the 2008 Plan), the Compensation Committee (taking into account any Internal Revenue Code Section 409A considerations) has sole discretion to determine the effect, if any, on an award, including, but not limited to, the vesting, earning, and/or exercisability of an award. The Compensation Committee’s discretion includes, but is not limited to, the discretion to determine that an award will vest, be earned, or become exercisable in whole or in part (and discretion to determine that exercise of an award must occur, if at all, within time period(s) specified by the Compensation Committee, after which time period(s) the award will, unless the Compensation Committee determines otherwise, terminate), will be assumed or substituted for another award, will be cancelled without the payment of consideration, will be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) will be taken with respect to the award. The Compensation Committee also has discretion to determine that acceleration or any other effect of a change of control on an award will be subject to both the occurrence of a change of control event and termination of employment or service of the participant. Any such determination of the Compensation Committee may be, but is not required to be, stated in an individual award agreement.

2010 DIRECTOR COMPENSATION

The following table and narrative discussion summarize the compensation paid to our non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
H. Marvin Beasley	$36,400	$50,000	$86,400
George R. Cattermole	34,400	55,000	89,400
Laura C. Kendall	30,600	50,000	80,600
Dr. Charles D. Lein	37,000	50,000	87,000
Ollin B. Sykes	36,250	50,000	86,250

(1)
The amounts shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock awards granted to each of our directors. The assumptions made in determining these values are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011. As of December 31, 2010, the aggregate number of unvested shares of restricted stock outstanding for each director was as follows: Mr. Beasley, 21,277 shares; Mr. Cattermole, 23,404 shares; Ms. Kendall, 21,277 shares; Dr. Lein, 21,277 shares; and Mr. Sykes, 21,277 shares.

Director Compensation Policy

Our director compensation policy provides that each designated independent member of the Board will receive (i) an annual retainer of $18,000, except for the Chairman of the Board, who will receive an annual retainer of $25,000, to be pro-rated as applicable; (ii) upon appointment to the Board to fill a vacancy, a restricted stock award with a grant date value determined by the Board as appropriate considering the time remaining before re-election; (iii) a restricted stock award upon annual re-election as a director with a grant date value of $50,000, except for the Chairman of the Board, who will receive a restricted stock award with a grant date value of $55,000; and (iv) a per meeting fee ranging from $200 to $1,000, depending on whether the meeting is in person or telephonic, the duration of the meeting, and whether substantive preparation is required for the meeting, except that the Chairperson of the Audit Committee may receive $2,000 for certain Audit Committee meetings. Restrictions on restricted stock awards lapse on the date of the next annual shareholders meeting following the grant date if the director is still serving on the Board on that date. Board and committee fees are capped at $2,750 per day for each director who serves on multiple committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2010 with respect to compensation plans (including any individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	660,450	(2)	$1.97	3,289,811	(3)

Equity compensation plans not approved by security holders	-		$-	-

Total	660,450		$1.97	3,289,811

(1)	Refers to shares of our company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding stock options under the following plans: 1997 Plan, 95,698 shares; 2008 Plan, 564,752 shares.

(3)	Includes shares remaining for future issuance under the 2008 Plan, all of which are available for issuance in the form of restricted stock or other stock-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of common stock as of April 8, 2011 by (i) each person known by us to own beneficially more than five percent of our company’s outstanding shares of common stock; (ii) each director and director nominee of our company; (iii) each named executive officer of our company; and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Artis Capital Management, L.P.(3)	2,205,095	11.4%
One Market Plaza Steuart Street Tower, Suite 2700 San Francisco, CA 94105
Robert S. Thomas(4)	1,214,693	6.3
3610 Baron Monck Pass Raleigh, NC 27612
Ollin B. Sykes(5)	897,220	4.6
George R. Cattermole(6)	370,430	1.9
Laura C. Kendall(7)	250,495	1.3
Randall N. McCullough(8)	167,268	*
Dr. Charles D. Lein(9)	144,653	*
H. Marvin Beasley(10)	77,097	*
Timothy L. Krist(11)	74,998	*
Thomas G. Pautz(12)	37,469	*
Steven M. Larkin(13)	5,477	*
David B. Barr	-	-
Directors and Executive Officers as a Group (9 persons) (14)	2,025,107	10.4

* Indicates less than one percent

(1)	Unless otherwise indicated, the address of each person is 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

(2)
Based upon 19,310,531 shares of common stock outstanding on April 8, 2011. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 8, 2011 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based upon a Schedule 13G filed February 14, 2011 with the SEC in which Artis Capital Management, L.P. (“Artis”), Artist Capital Management, Inc. (“Artis Inc.”), and Stuart L. Peterson reported shared voting and dispositive power over these shares. Artis is a registered investment adviser and is the investment adviser of investment funds that hold the shares for the benefit of the investors in those funds. Artis Inc. is the general partner of Artis. Mr. Peterson is the president of Artis Inc. and the controlling owner of Artis and Artis Inc. Each of Artis, Artis Inc., and Mr. Peterson disclaims beneficial ownership of the shares, except to the extent of that person’s pecuniary interest in such shares.

(4)	Based upon a Schedule 13D/A filed February 8, 2011 with the SEC by Mr. Thomas.

(5)
Includes (i) 4,787 shares owned by Mr. Sykes’s spouse, over which Mr. Sykes has voting and investment power; (ii) 918 shares held by Sykesco Investment Partners, over which Mr. Sykes has shared voting and investment power; and (iii) 21,277 shares held by Mr. Sykes pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011. Also includes 545,090 shares held by the Sykes & Company Profit Sharing Plan and Trust, of which Mr. Sykes is the trustee.

(6)	Includes 23,404 shares held by Mr. Cattermole pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011.

(7)	Includes 21,277 shares held by Ms. Kendall pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011.

(8)
Includes (i) 25,000 shares of common stock held jointly by Mr. McCullough and his spouse in a family limited partnership, over which Mr. McCullough has shared voting and investment power; and (ii) 122,268 shares subject to options exercisable within 60 days of April 8, 2011.

(9)
Includes (i) 123,376 shares of common stock jointly held by Dr. Lein and his spouse, over which Dr. Lein has shared voting and investment power; and (ii) 21,277 shares held by Dr. Lein pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011.

(10)
Includes (i) 10,000 shares of common stock held jointly by Mr. Beasley and his spouse, over which Mr. Beasley has shared voting and investment power; and (ii) 21,277 shares held by Mr. Beasley pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011.

(11)	Includes 9,998 shares of common stock subject to options exercisable within 60 days of April 8, 2011.

(12)	Includes 37,469 shares of common stock subject to options exercisable within 60 days of April 8, 2011.

(13)	Includes 5,477 shares held by Mr. Larkin pursuant to a restricted stock award as to which restrictions had not lapsed as of April 8, 2011.

(14)
For all current directors and executive officers as a group, includes a total of 169,735 shares subject to options exercisable within 60 days of April 8, 2011 and 113,989 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of April 8, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during 2010 were filed on a timely basis except that Randall N. McCullough, our President and Chief Executive Officer, failed to timely file a Form 4 for a stock option to purchase 100,000 shares of stock granted on November 5, 2010 pursuant to his employment agreement.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR BYLAWS

The Board of Directors requests that the shareholders approve an amendment to our Bylaws that would set the size of the Board at not less than five nor more than ten members, with the number within that range to be determined by the Board from time to time.

At present, the first three sentences of Article 3, Section 2 of our Bylaws provide that the size of the Board of Directors may be fixed by resolution by our shareholders at any annual meeting and in the absence of such resolution, the number of directors elected at the meeting will constitute the number of directors of our company until the next annual meeting of shareholders, unless the number is changed prior to such meeting by action of the shareholders. These sentences further provide that the Board has the authority to increase or decrease by 30% within any 12-month period the number of directors.

The proposed amendment to our Bylaws would replace the first three sentences of Article 3, Section 2 of our Bylaws with the following text:

The number of directors constituting the board of directors shall be not less than five nor more than ten. The number of directors within this variable range may be fixed or changed from time to time by the shareholders or the board of directors.

The remainder of Article 3, Section 2 would not be altered by the amendment.

This amendment would provide the Board of Directors with the flexibility to change the size of the Board from time to time as it deems necessary or desirable, within the pre-determined range fixed by our shareholders, without having to wait for the annual meeting of shareholders. While the Board currently has the ability to increase or decrease its size by 30% within any 12-month period, this provision has hindered the Board from capitalizing on recent opportunities to add individuals with certain expertise in strong demand by the Board as our company executes its strategic initiatives. Allowing the Board to determine the number of directors constituting the Board would permit the Board to expand its size if the Board should desire to add additional members with complementary skills and experience and held avoid unnecessary vacancies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR BYLAWS TO SET THE SIZE OF THE BOARD AT NOT LESS THAN FIVE NOR MORE THAN TEN MEMBERS, WITH THE NUMBER WITHIN THAT RANGE TO BE DETERMINED BY THE BOARD FROM TIME TO TIME.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as our company’s independent registered public accounting firm for the year ending December 31, 2011, subject to ratification by our shareholders. Although shareholder ratification of the appointment of BDO is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of BDO is not approved by a majority of the shares cast at the Annual Meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2011. BDO has acted as our independent registered public accounting firm since December 2010 and served as our independent registered public accounting firm for the fiscal year ended December 31, 2010. Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Dismissal of Deloitte & Touche LLP

On June 22, 2009, we dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm and engaged FROST, PLLC (“FROST”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee of the Board of Directors.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, we had (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of such disagreements in connection with its reports and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K in the context of our relationship with Deloitte.

Deloitte’s reports on our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s reports on our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did contain a separate paragraph stating that in 2007 our company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, and in the report for the fiscal year ending December 31, 2007, such paragraph also stated that in 2006 our company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, neither we nor anyone on our behalf consulted with FROST regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided Deloitte with a copy of the disclosures and requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of such letter, dated June 25, 2009, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 26, 2009.

FROST, PLLC Merger

On January 4, 2010, we were notified that, effective January 1, 2010, FROST and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among FROST and MSWFT, each of FROST and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost. On January 19, 2010, we engaged Frazer Frost as our independent registered public accounting firm. The engagement of Frazer Frost was approved by the Audit Committee of the Board of Directors on January 19, 2010.

FROST never issued a report on our financial statements. Since the date of our engagement of FROST through January 1, 2010, there were (i) no disagreements between us and FROST on any matters of accounting principles or practices, interim financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of FROST, would have caused FROST to make reference to the subject matter of the disagreements in connection with its report and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2009 and 2008 and through January 1, 2010, we did not consult with Frazer Frost regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Frazer Frost did not provide either a written report or oral advice to us that Frazer Frost concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided FROST a copy of the disclosures above and requested that FROST furnish us with a letter addressed to the SEC stating whether or not FROST agrees with the above statements. A copy of the letter, dated January 7, 2010, furnished by FROST in response to that request is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on January 7, 2010.

Dismissal of Frazer Frost, LLP

On December 10, 2010, we dismissed Frazer Frost as our independent registered public accounting firm and engaged BDO as our independent registered accounting firm for the fiscal year ended December 31, 2010. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee of the Board of Directors.

Frazer Frost only issued one report on our financial statements. Frazer Frost’s report on our financial statements for the fiscal year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Since the date of our engagement of Frazer Frost through December 10, 2010, there were (i) no disagreements between us and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreements in connection with its report; and (ii) no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through December 10, 2010, we did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and BDO did not provide either a written report or oral advice to us that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Frazer Frost a copy of the disclosures above and requested that Frazer Frost furnish us with a letter addressed to the SEC stating whether or not Frazer Frost agrees with the above statements. A copy of the letter, dated December 10, 2010, furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on December 10, 2010.

Principal Accountant Fee Information

For the fiscal years ended December 31, 2009 and 2010, fees billed for services provided by Deloitte, FROST, Frazer Frost, and BDO were as follows:

	Amount of Fee
	2009			2010
Type of Service	Deloitte	FROST	Frazer Frost	Deloitte	Frazer Frost	BDO
Audit Fees	$63,000	$99,000	$88,000	$-	$62,000	$98,000
Audit-Related Fees	-	2,000	-	-	11,000	-
Tax Fees	31,000	2,000	-	30,000	-	-
All Other Fees	-	-	-	-	-	-
Totals	$94,000	$103,000	$88,000	$30,000	$73,000	$98,000

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” In 2009 and 2010, FROST and Frazer Frost, respectively, provided certain financial accounting and reporting consultation services.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category for 2009 and 2010 were primarily related to preparation of our federal and state tax return as well as certain tax consulting services.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no other fees billed to us in 2009 and 2010.

The Board has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to our independent registered public accounting firm either must be authorized in advance under the general pre-approval guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. General pre-approval under the policy is provided for 12 months (unless the Audit Committee specifically provides for a different period), is limited to certain projects listed in the policy, and is subject to meeting a specific budget for each project, which budget is contained in the policy. Any project that falls within the scope of the general pre-approval guidelines but exceeds the budgetary limit up to $10,000 may be approved by the Chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. All new projects authorized in 2010 were approved in advance in accordance with the terms of the Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the proxies named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2012 Annual Meeting of Shareholders must be received by us no later than [•], 2011 for inclusion in the proxy statement and proxy card relating to such meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to our Corporate Secretary. Notice will be considered timely if it is delivered or mailed to and received at our principal executive office between [•], 2012 and [•], 2012, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be received no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was first made, whichever occurs first. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law) (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. If written notice is not timely given, the shareholder proposal will be considered untimely and we may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement.

ADDITIONAL INFORMATION

Copies of our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements and schedules, are available on our website at www.charlesandcolvard.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Only one annual report or proxy statement, as applicable, may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to ir@charlesandcolvard.com, by mail addressed to the attention of Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560, or by telephone at (919) 468-0399. Shareholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2011 Annual Meeting of Shareholders will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Thursday, May 19, 2011 at 10:00 a.m., Eastern Daylight Savings Time. Requests for directions to the meeting location may be directed to Investor Relations, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.

By Order of the Board of Directors,
George R. Cattermole
Chairman
April [•], 2011

P R O X Y
Charles & Colvard, Ltd.
300 Perimeter Park Drive, Suite A
Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2011: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2010 Annual Report to Shareholders are available at http://www.irproxy.charlesandcolvard.com.

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), hereby appoints Randall N. McCullough and Timothy L. Krist as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on April 8, 2011 at the Annual Meeting of the Shareholders of the Company to be held on May 19, 2011 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below

Nominees:

	David B. Barr	H. Marvin Beasley	George R. Cattermole	Steven M. Larkin	Dr. Charles D. Lein	Randall N. McCullough	Ollin B. Sykes

☐ WITHHOLD AUTHORITY for all nominees

☐ FOR all nominees EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to “FOR all nominees EXCEPT” and then mark the box next to each nominee for whom you wish to withhold authority to vote.

Nominees:

	David B. Barr [ ]	H. Marvin Beasley [ ]	George R. Cattermole [ ]	Steven M. Larkin [ ]	Dr. Charles D. Lein [ ]	Randall N. McCullough [ ]	Ollin B. Sykes [ ]

2.
PROPOSAL TO AMEND OUR AMENDED AND RESTATED BYLAWS TO SET THE SIZE OF THE BOARD AT NOT LESS THAN FIVE NOR MORE THAN TEN MEMBERS, WITH THE NUMBER WITHIN THAT RANGE TO BE DETERMINED BY THE BOARD FROM TIME TO TIME.

		☐ FOR		☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

		☐ FOR		☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
(continued on other side)

Please sign this proxy exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer, giving full title as such. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

Signature:

Signature:
(if held jointly)

Dated:

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

By executing this proxy, you hereby ratify and confirm all that said attorneys-in-fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledge receipt of the Charles & Colvard, Ltd. Notice of Annual Meeting, Annual Report, and Proxy Statement.